Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Form S-11 on Form S-8 Registration Statement No. 33-65934 of Taubman Centers, Inc., in Amendment No. 2 to Form S-3 Registration Statement No. 33-73038 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3 Registration Statement No. 33-99636 of Taubman Centers, Inc., in Amendment No. 3 to Form S-3 Registration Statement No. 333-19503 of Taubman Centers, Inc., in Form S-3 Registration Statement No. 333-16781 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3 Registration Statement No. 333-35433 of Taubman Centers, Inc., and in Form S-8 Registration Statement No. 33-80650 of The Taubman Realty Group Limited Partnership of our reports dated February 18, 1998 on the financial statements of Taubman Centers, Inc., the consolidated financial statements and the financial statement schedules of The Taubman Realty Group Limited Partnership and the combined financial statements and the financial statement schedules of Unconsolidated Joint Ventures of The Taubman Realty Group Limited Partnership appearing in this Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 1997.



Deloitte & Touche LLP
Detroit, Michigan
March 23, 1998